                                                                   EXHIBIT 10.5


                                   AGREEMENT

         This Agreement is entered into as of April 1, 1995, by and among Engelhard Corporation, a Delaware corporation ("Engelhard"), ICC Technologies, Inc., a Delaware corporation ("ICC"), and Engelhard/ICC, a Pennsylvania general partnership ("Engelhard/ICC").


                                  WITNESSETH:


         WHEREAS, arrangements have been made for the sale by the Dade County Industrial Development Authority, a body corporate and politic duly organized and existing under the laws of the State of Florida (the "Authority"), of its Industrial Development Revenue Bonds, Series 1995 (Engelhard/ICC Project) in the aggregate principal amount of $8,500,000 (the "Bonds"); and

         WHEREAS, the Bonds are to be issued under and pursuant to a Trust Indenture dated as of April 1, 1995, by and between the Authority and First Fidelity Bank, National Association, as Trustee (the "Trustee") (such Trust Indenture, as the same may be amended or supplemented from time to time, the "Indenture"); and

         WHEREAS, the proceeds of the sale of the Bonds will be loaned to Engelhard/ICC under a Loan Agreement dated as of April 1, 1995 by and between the Authority and Engelhard/ICC (as the same may be amended or supplemented from time to time, the "Loan Agreement") to finance the Project Costs (as defined in the Loan Agreement) of the Project (as defined in the Indenture); and

         WHEREAS, Engelhard DT, Inc., a wholly owned subsidiary of Engelhard, and ICC Desiccant Technologies, Inc., a wholly owned subsidiary of ICC, are equal general partners of Engelhard/ICC, which was formed to develop and commercialize air conditioning and air treatment systems based on the then existing technologies of Engelhard and ICC; and

         WHEREAS, as an inducement to the Authority to issue the Bonds and loan the proceeds to Engelhard/ICC and as an inducement to the purchase of the Bonds by all who may at any time become holders thereof, Engelhard is entering into a Guaranty Agreement with the Trustee and the Authority pursuant to which Engelhard (i) guarantees to the Trustee the full and prompt payment of the Loan Payments and the Purchase Price Payments (as such terms are defined in the Loan Agreement) on the Bonds when and as the same shall become due and payable by Engelhard/ICC under the Loan Agreement and (11) agrees to make such payments in the event of any failure of Engelhard/ICC to make such payments, and

        WHEREAS, as a condition of entering into the aforesaid Guaranty Agreement, Engelhard requires that Engelhard and ICC enter into this Agreement to set forth the rights and obligations of Engelhard/ICC and ICC, and their respective wholly owned subsidiaries as general partners of Engelhard/ICC, with regard to the performance of Engelhard/ICC under the Loan Agreement and the performance of Engelhard under the Guaranty Agreement;

        NOW, therefore, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        (a) The following terms have the meanings set forth in the recitals hereto:
                Engelhard                       ICC
                Engelhard/ICC                   Authority
                Bonds                           Indenture
                Loan Agreement                  Trustee
                Loan Payments                   Purchase Price Payments

        (b) In addition to the forgoing terms, the following terms shall have the following respective meanings:

        "Guaranty Agreement" shall mean the Guaranty Agreement dated as of April 1, 1995 by and among Engelhard, the Trustee and the Authority.

        "Payment Deficiency" shall mean such term as defined in Section 2.3.

        "Letter of Credit" shall mean the letter of credit described in
Section 4.1.

        "Event of Default" shall mean such term as defined in Section 5.1.

ARTICLE II
PERFORMANCE OF ENGELHARD/ICC OBLIGATIONS
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         2.1 Engelhard and ICC each acknowledge and agree that Engelhard/ICC is required to make payments and perform obligations under the Loan Agreement at such times and/or in such manner as set forth therein, and that Engelhard and ICC are equally responsible and liable for any failure of Engelhard/ICC to make such payments and/or perform such obligations. For its part, Engelhard agrees to and will take such corporate action, in its capacity as the sole stockholder of Engelhard DT, Inc., as may be necessary to cause Engelhard DT, Inc., as a general partner of Engelhard/ICC, to take such actions as are required of it to ensure that Engelhard/ICC meets its obligations under the Loan Agreement, and for its part, ICC agrees to and will take such corporate action, in its capacity as the sole stockholder of ICC Desiccant Technologies, Inc., as may be necessary to cause ICC Desiccant Technologies, Inc., as a general partner of Engelhard/ICC, to take such actions as are required of it to ensure that Engelhard/ICC meets its obligations under the Loan Agreement.

         2.2 Engelhard/ICC and ICC each agrees that they will send to Engelhard, and Engelhard agrees that it will send to ICC and to Engelhard/ICC, by facsimile, any and all notices, messages and other communications which either receives from the Trustee, Authority, Remarketing Agent and/or any other party acting in their behalf.

         2.3 Prior to the date any payment is due from Engelhard/ICC under the Loan Agreement, Engelhard shall determine the amount of such payment so due, the date same is to be paid, without interest or penalty, and the party to whom such payment is to be made as aforesaid. At such time Engelhard shall also determine, in consultation with Engelhard/ICC, whether Engelhard/ICC has sufficient funds available to make such payment in full on the date same is to be paid. If Engelhard should determine that Engelhard/ICC has and/or will have sufficient funds to make such payment in full as aforesaid, then in such case Engelhard/ICC shall render the payment due no later than the date on which same is due. If Engelhard should determine that Engelhard/ICC does not have and will not have sufficient funds to make such payment in full as aforesaid, then in such case Engelhard shall determine the amount of the deficiency between the amount of such payment due and the amount of funds Engelhard determines that Engelhard/ICC has and/or will have to remit against such payment (herein referred to, as to any particular payment due as aforesaid, as the "Payment Deficiency"). Engelhard shall immediately advise ICC of any Payment Deficiency.

         2.4 It is understood and agreed that ICC and Engelhard shall each be liable and responsible for one-half of any and all Payment Deficiencies. Whenever a Payment Deficiency should occur, Engelhard shall deliver or cause to be delivered to the Trustee, on behalf of Engelhard/ICC, immediately available funds in an amount equal to the Payment Deficiency no later than 10:00 a.m., New York
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City time, on the date on which the payment as to which the Payment Deficiency relates is required to be made by Engelhard/ICC. In the event of payment of a Payment Deficiency by Engelhard to the Trustee, Engelhard shall reimburse itself for one-half of the amount so paid by Engelhard by making a draw under the Letter of Credit pursuant to Section 4.2 hereof, provided that if the amount payable by ICC to Engelhard as its fifty percent (50%) share of the Payment Deficiency payment made by Engelhard shall exceed the amount still available for draw under the Letter of Credit, ICC shall, promptly after notice from Engelhard that the amount available for draw under the Letter of Credit is insufficient to pay ICC's fifty percent (50%) share as aforesaid, pay to Engelhard by wire transfer of funds, no later than 2:00 p.m. on the second business day following receipt by ICC of such notice from Engelhard (accompanied by a certificate of the Treasurer or Assistant Treasurer of Engelhard to the effect that such payment has been made), to Engelhard's Account Number 126-3494 at Mellon Bank, Pittsburgh, Pennsylvania, the amount payable by ICC to Engelhard as its fifty percent (50%) share of the Payment Deficiency payment made by Engelhard, less the amount available to be drawn by Engelhard under the Letter of Credit. Engelhard/ICC shall render to the Trustee the payment due, less the amount of the Payment Deficiency, no later then the time and date on which same is due utilizing, if applicable, the funds previously determined by Engelhard to be available to Engelhard/ICC to remit against such payment. Each and every amount paid by Engelhard and ICC to cover a Payment Deficiency shall be considered to be a loan by the remitting party to Engelhard/ICC and shall be evidenced by promissory note in the form of, and subject to the terms and conditions set forth in, the promissory note attached hereto as Exhibit A; provided, however, that Engelhard and ICC may agree to treat any one or more, and/or all, of such payments as contributions to the capital of Engelhard/ICC.

ARTICLE III

GUARANTY

         3.1 Subject to and upon the condition that ICC shall have executed this Agreement, and as an inducement to the Authority to issue the Bonds and loan the proceeds to Engelhard/ICC and as an inducement to the purchase of the Bonds by all who may at any time become holders thereof, Engelhard shall execute and deliver to the Trustee the Guaranty Agreement.

         3.2 It is understood and agreed that ICC shall be liable and responsible for onehalf of any and all payments which Engelhard is required to make and makes under the Guaranty Agreement. Accordingly, if Engelhard should at any time receive notice from the Trustee to the effect that Engelhard is being called upon to
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render payment under the Guaranty Agreement and Engelhard renders such payment under the Guaranty Agreement, Engelhard shall reimburse itself for one-half of the amount so paid by Engelhard by making a draw under the Letter of Credit pursuant to Section 4.2 hereof, provided that if the amount payable by ICC to Engelhard as its fifty percent (50%) share of the payment so made by Engelhard under the Guaranty Agreement shall exceed the amount still available for draw under the Letter of Credit, ICC shall, promptly after notice from Engelhard that the amount available for draw under the Letter of Credit is insufficient to pay ICC's fifty percent (50%) share as aforesaid, pay to Engelhard by wire transfer of funds, no later than 2:00 p.m. on the second business day following receipt by ICC of such notice from Engelhard (accompanied by a certificate of the Treasurer or Assistant Treasurer of Engelhard to the effect that such payment has been made), to Engelhard's Account Number 126-3494 at Mellon Bank, Pittsburgh, Pennsylvania, one-half of such payment, less the amount available to be drawn by Engelhard under the Letter of Credit.

         3.3 Each and every amount paid by Engelhard under the Guaranty Agreement, net of the amount reimbursed by ICC to Engelhard in connection therewith, shall be deemed to be a loan by Engelhard to Engelhard/ICC and shall be evidenced by promissory note in the form of, and subject to the terms and conditions set forth in, the promissory note attached hereto as Exhibit A, and each and every amount paid to Engelhard by ICC under Section 3.2 shall be deemed to be a loan by ICC to Engelhard/ICC and shall be evidenced by promissory note in the form of, and subject to the terms and conditions set forth in, the promissory note attached hereto as Exhibit A; provided, however, that Engelhard and ICC may agree to treat any one or more, and/or all, of such payments as contributions to the capital of Engelhard/ICC.

ARTICLE IV
LETTER OF CREDIT

         4.1 In order to secure ICC's obligations under Sections 2.4 and 3.2 of this Agreement and to ensure timely delivery of any and all payments due from ICC thereunder, ICC shall establish with Mellon Bank, N.A. (the "Bank"), no later than April 19, 1995, and maintain with said Bank (or any other bank acceptable to Engelhard should the Bank not extend the then existing letter of credit) during the period the Loan Agreement is effective, a clean and irrevocable letter of credit in favor of Engelhard in the form attached hereto as Exhibit B in the principal amount of $2,500,000. ICC shall be responsible and liable for, and shall pay, any and all costs and expenses incurred in establishing and/or maintaining the Letter of Credit provided hereunder and Engelhard shall have no responsibility and/or liability therefor.

         4.2 Every draw by Engelhard under the Letter of Credit pursuant to
Section 2.4 and/or 3.2 shall be made by Engelhard by
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right and without notice to ICC, by presentation to the Bank, at any time after the time on which Engelhard paid any Payment Deficiency in the case of Section
2.4 or at any time after the time on which Engelhard rendered payment under the Guaranty in the case of Section 3.2, of a sight draft under the Letter of Credit provided hereunder for all or any part of the amount which ICC was required to remit as aforesaid, accompanied by a certificate of the Treasurer or Assistant Treasurer of Engelhard to the effect that such payment has been made in the form attached hereto as Annex A to Exhibit B. Promptly after the giving of such certificate to the Bank, Engelhard shall send a copy of such certificate to ICC by facsimile transmission.

         4.3 If from time to time during the term of this Agreement Engelhard should determine that ICC's share, through ICC Desiccant Technologies, Inc., of the total liability of Engelhard/ICC and Engelhard under the Loan Agreement and the Guaranty Agreement, respectively, is less than the then total principal amount of the then existing Letters of Credit and, if applicable, the security instruments and/or other arrangements provided under Section 4.1, then in such case Engelhard shall so notify ICC and shall direct the Bank to reduce the total principal amount of the Letters of Credit to ICC's share of the total liability then determined by Engelhard to be applicable under the Loan Agreement and the Guaranty Agreement. Promptly after the giving of such notice to the Bank, Engelhard shall send a copy of such notice to ICC by facsimile transmission.

ARTICLE V
EVENTS OF DEFAULT

         5.1 (a) If ICC shall fail to observe or perform any covenant or agreement contained in Section 2.4, Section 3.2 and Section 4.1 and such failure shall not have been remedied by Engelhard drawing against the Letter of Credit, such occurrence shall constitute an "Event of Default" hereunder.

         (b) Each and every default in payment by ICC of any amounts due from ICC under this Agreement shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

         5.2 Upon the occurrence of an Event of Default hereunder, Engelhard may exercise any or any combination of the remedies afforded under this Agreement or applicable law, as may be chosen at Engelhard's sole discretion.

ARTICLE VI
ICC'S OBLIGATIONS

         6.1 The obligations of ICC under this Agreement shall be absolute and unconditional, and shall remain in full force and effect for the full term of this Agreement and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, ICC:

         (a) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Authority contained in the Indenture or the Bonds or of the payment, performance or observance thereof;

         (b) the failure of Engelhard/ICC and/or ICC to receive notice of the occurrence of an Event of Default under the terms and provisions of the Loan Agreement or the Indenture or the Guaranty Agreement;

         (c) the extension of the time for payment of the amount of any principal of, premium, if any, or any interest owing or payable on the Bonds or of the time for performance of any obligations, covenants or agreements under or arising out of the Loan Agreement or the Indenture or the Guaranty Agreement, or the extension or the renewal of the Loan Agreement or the Indenture or the Guaranty Agreement;

         (d) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Loan Agreement or the Indenture or the Guaranty Agreement;

         (e) the taking or the omission of any of the actions referred to in the Loan Agreement or the Indenture or the Guaranty Agreement or of any actions under this Agreement;

         (f) any failure, omission or delay on the part of Engelhard to enforce, assert or exercise any right, power or remedy conferred on Engelhard in this Agreement or any other act or acts on the part of Engelhard relating to the foregoing, if any;

         (g) any failure, omission or delay on the part of the Authority or Trustee to enforce, assert or exercise any right, power or remedy conferred on the Authority or on the Trustee in the Loan Agreement or the Indenture or the Guaranty Agreement or any other act or acts on the part of the Authority or the Trustee relating to the foregoing, if any;

         (h) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment or other similar proceedings affecting Engelhard/ICC, ICC or the Authority or the Trustee or the assets of any of them, or any contest of the validity of this Agreement, the Bonds, the Loan Agreement, the Indenture or the Guaranty Agreement; or the disaffirmance of the Loan Agreement, the Indenture, the Guaranty Agreement, the Bonds, or this Agreement in any such proceeding;


         (i) to the extent permitted by law, any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of ICC from the performance or observance of any obligation, covenant or agreement contained in this Agreement;

         (j) to the extent permitted by law, any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of Engelhard/ICC from the performance or observance of any obligation, covenant or agreement contained in the Loan Agreement;

         (k) to the extent permitted by law, any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of Engelhard from the performance or observance of any obligation, covenant or agreement contained in the Guaranty Agreement; provided, however, that ICC shall not be obligated hereunder for an amount in excess of one-half of the amount for which Engelhard is obligated under the Guaranty Agreement and, in fact, makes payment pursuant to the Guaranty Agreement;

         (I) the default or failure of ICC fully to perform any of the obligations set forth in this Agreement;

         (m) the default or failure of Engelhard/ICC fully to perform any of the obligations set forth in the Loan Agreement;

         (n) the default or failure of Engelhard fully to perform any of the obligations set forth in the Guaranty Agreement; provided, however, that ICC shall not be obligated hereunder for an amount in excess of one-half of the amount for which Engelhard is obligated under the Guaranty Agreement and, in fact, makes payment pursuant to the Guaranty Agreement;

         (o) the substitution, exchange or release of any collateral securing payment of the Bonds or performance of the Loan Agreement; or

         (p) the invalidity, illegality or unenforceability of the Bonds or any provision of the Loan Agreement, the Indenture, the Guaranty Agreement or any other document or agreement delivered in connection with the issuance of the Bonds; provided, however, that ICC shall not be obligated hereunder for an amount in excess of one-half of the amount for which Engelhard is obligated under the Guaranty Agreement and, in fact, makes payment pursuant to the Guaranty Agreement.

         6 2 No setoff, counterclaim, reduction, or diminution of an obligation, or any defense of any kind or nature (other than performance by ICC of its obligations hereunder and other than performance by Engelhard/ICC of its obligations under the Loan Agreement) which ICC has or may have against Engelhard/ICC, Engelhard, the Authority or the Trustee shall be available hereunder to ICC against Engelhard. No invalidity, irregularity or unenforceability of all or any part of the obligations hereunder or of any security therefor shall affect, impair or constitute a defense to ICC's obligations under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Article VI or elsewhere in this Agreement shall be deemed to prevent ICC, after payment in full of its obligations hereunder, from asserting in a separate action any setoff, claim, counterclaim, diminution of obligation or any other right which ICC has or may have against Engelhard/ICC, Engelhard, the Authority or the Trustee, and in any such action by ICC Engelhard/ICC, Engelhard, the Authority or the Trustee may not raise as a defense the failure by ICC to assert such claim in any prior suit by Engelhard/ICC, Engelhard, the Authority or the Trustee, as the case may be.

         6.3 ICC hereby expressly waives notice from Engelhard of its acceptance and reliance on this Agreement and waives presentment, demand, protest, and any other notice of any other kind with respect to this Agreement except as may be expressly provided for in this Agreement. ICC also waives Engelhard's promptness or diligence in making any demand or claim hereunder. ICC and Engelhard each agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by the other party in enforcing this Agreement or protecting the rights of such party hereunder, whether the same shall be enforced by suit or otherwise.

         6.4 This Agreement shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any person other than Engelhard and its successors and permitted assigns. This Agreement is entered into by ICC for the benefit of Engelhard and may be enforced solely by Engelhard.

         6.5 ICC's obligation under this Agreement shall survive the payment of the Bonds, and shall be reinstated, if at any time any payment to Engelhard and/or the Trustee is voided or is required to be returned or restored.

         6.6 This Agreement shall terminate only upon the termination of the Loan Agreement. Notwithstanding anything contained herein to the contrary, this Agreement shall survive the termination of any other agreement, including, without limitation, the Guaranty Agreement and/or the Indenture.

ARTICLE VII

NOTICES

         Any notice, request, consent, waiver or other communication given, made or withdrawn pursuant to this Agreement to be effective shall be in writing or by telegram, telex, facsimile or other electronic written communication and shall be effective (a) when delivered at the address provided for below by hand, telegram or courier service, receipt obtained (b) three business days after deposit in the mail, sent certified, return receipt requested, postage prepaid, or (c) when sent by telex, facsimile or other electronic written communication, answerback or other acknowledgment of receipt received, addressed as provided below, or to such other address as may be designated by any party hereto giving or changing its address:

(i) if to ICC, to:

ICC Technologies, Inc.
441 North Fifth Street
Philadelphia, PA 19123
Attention: Chief Financial Officer

Telephone: 215-625-7200, Ext. 154
Facsimile: 215-592-7951

with copies to:

Richard P. Jaffe, Esq.
Mesirov Gelman Gaffe Cramer & Jamieson
1735 Market Street, 38th Floor
Philadelphia, PA 19103

Telephone: 215-994-1046
Facsimile: 215-994-1111

(ii) if to Engelhard, to:

Engelhard Corporation
101 Wood Avenue
Iselin, New Jersey 08830
Attention: Treasurer

Telephone: 908-205-5000
Facsimile: 908-205-6525

with copies to:

Engelhard Corporation
101 Wood Avenue
Iselin, New Jersey 08830

Attention: Vice President and General Counsel

Telephone: 908-205-5527
Facsimile: 908-906-0337
(i) if to Engelhard/ICC, to:
         Engelhard/ICC
         441 North Fifth Street
         Philadelphia, PA 19123
         Attention: Chief Financial Officer

Telephone: 215-625-0700, Ext. 154
Facsimile: 215-592-8299

ARTICLE VIII
AMENDMENTS

         8.1 This Agreement may not be amended, modified, changed or terminated except by an instrument in writing executed by the duly authorized officers of the parties hereto.

         8.2 No amendment, modification, change or termination shall be established by conduct, custom or course of dealing, but solely by an instrument in writing as aforesaid.

ARTICLE IX

MISCELLANEOUS

         9.1 This Agreement and the rights of any party hereunder may not be assigned to or succeeded to by any person except upon, and then only in accordance with, the written consent of the other parties to this Agreement.

         9.2 No right or remedy herein conferred upon or reserved to Engelhard is intended to be exclusive of any other available right or remedy, but each and every such right and remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Engelhard to exercise any remedy reserved to it in this Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required herein. In the event any provision contained in this Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver or release of this Agreement or of any provision hereof shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties to this Agreement.

         9.3 ICC agrees to pay or cause to be paid all present and future taxes or other charges, if any, imposed by any government or any department, agency, political subdivision or taxing authority thereof on or in connection with the Letter of Credit or the execution, delivery or registration of this Agreement or the payment of any amounts required to be paid by ICC under this Agreement. If any such tax or other charge is deducted or withheld from any such payment, ICC agrees to remit promptly to Engelhard an additional amount equivalent to the amount deducted or withheld.

         9.4 This Agreement, with respect to the obligations referred to herein, constitutes the entire agreement and understanding between the parties hereto, and supersedes any and all prior and contemporaneous agreements, understandings or arrangements, both written and oral, between the parties with respect to the subject matter hereof and may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

         9.5 The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Agreement contained, shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

         9.6 This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey without giving effect to the principles of the conflict of laws thereof.

         9.7 This Agreement shall bind ICC and its successors and permitted assigns, if any, and shall inure to the benefit of Engelhard, and its successors and assigns.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement by their respective officers thereunto duly authorized, as of the date first above written.

                          Engelhard Corporation
Attest:
By: /s/ LESTER FLIEGEL    By: /s/ MICHAEL SPERDUTO
   ----------------------    -----------------------
    Assistant Secretary             Treasurer

                          ICC Technologies, Inc.


Attest:
By: /s/ ALBERT RESNICK    By: /s/ MANFRED HANUSCHEK
   ----------------------    ------------------------
                                      CFO

                          Engelhard/ICC

                          By: /s/ MICHAEL SPERDUTO
                             ------------------------
                                      CFO